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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                          DATE OF REPORT: MAY 30, 2001

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                              ROADWAY EXPRESS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             -----------------------


       Delaware                 0-600                     34-0492670
 -------------------    ---------------------    -------------------------------
   (STATE OF OTHER      (COMMISSION FILE NO.)     (IRS EMPLOYER IDENTIFICATION
   JURISDICTION OF                                            NUMBER
    INCORPORATION
   OR ORGANIZATION

                             -----------------------

                              1077 GORGE BOULEVARD
                                AKRON, OHIO 44310
                                 (330) 384-1717
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                             -----------------------

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                             -----------------------



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ITEM 5. OTHER EVENTS

         Effective May 30, 2001, Roadway Express, Inc. (the "Company") reorganized its corporate structure into a "holding company" structure, consisting of a holding company conducting all of the business previously conducted by the Company through the Company. The name of the new holding company is "Roadway Corporation" and as with the Company, it is a Delaware corporation. As described below, in connection with the reorganization, holders of common stock of the Company became holders of an identical number of shares of common stock of Roadway Corporation, and the Company became a wholly owned direct subsidiary of Roadway Corporation.

         The reorganization was effected by a merger pursuant to Section 251(g) of the Delaware General Corporation Law, which provides for the formation of a holding company structure without a vote of the stockholders of the Company. In the merger, the Company merged with Roadway Merger Corp., a newly-formed, wholly-owned direct subsidiary of Roadway Corporation (the "Merger"), with the Company as the surviving corporation of the Merger. In the Merger, each outstanding share of common stock of the Company and each share of common stock of the Company held in treasury was automatically converted into one share of common stock of Roadway Corporation. Each share of Roadway Merger Corp. common stock was converted into a share of the surviving corporation's common stock. Additionally, each outstanding option to purchase shares of the Company's common stock was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of Roadway Corporation common stock, and the stock options were assumed by and continued as stock options of Roadway Corporation. The Company will continue to operate as a wholly owned subsidiary of Roadway Corporation under the name Roadway Express, Inc.

         As a result of the reorganization, all the business and operations previously conducted by the Company are now conducted by Roadway Corporation and its subsidiaries, and the assets and liabilities of Roadway Corporation and its subsidiaries on a consolidated basis are the same as the assets and liabilities of the Company immediately before the Merger. The Certificate of Incorporation and the Bylaws of Roadway Corporation are identical to the Certificate of Incorporation and Bylaws of the Company as in effect immediately prior to the reorganization, and the capital stock of Roadway Corporation has the same designations, rights, and preferences as the capital stock of the Company prior to the reorganization. In addition, the persons who were directors and executive officers of the Company immediately prior to the Merger were the directors and executive officers of Roadway Corporation immediately after the Merger. The common stock of Roadway Corporation is listed for trading on the Nasdaq National Market under the symbol "ROAD", as was the common stock of the Company. Stockholders of the Company do not recognize gain or loss for U.S. Federal Income tax purposes as a result of the Merger. Certificates formerly representing shares of Common Stock of the Company are deemed to represent shares of Common Stock of Roadway Corporation.




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ITEM     7.       FINANCIAL STATEMENTS AND EXHIBITS

         (C)      EXHIBITS

2.1 Agreement and Plan of Merger among Roadway Express, Inc., Roadway Corporation and Roadway Merger Corp., dated as of May 29, 2001.

3.1      Amended and Restated Certificate of Incorporation of Roadway
         Corporation.

3.2      Amended and Restated Bylaws of Roadway Corporation.

3.3      Form of Specimen stock certificate.

99.1 Press Release, dated May 30, 2001, issued by Roadway Express, Inc. announcing the reorganization.

99.2 Form of Letter to Stockholders dated May 30, 2001 describing the reorganization.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ROADWAY CORPORATION



Date:  May 30, 2001                      By:  /s/ John J. Gasparovic
                                             -----------------------------------
                                             John J. Gasparovic, Vice President,
                                             General Counsel and Secretary






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                                  EXHIBIT INDEX

Exhibit No.                           Description
-----------                           -----------

     2.1      *       Agreement and Plan of Merger among Roadway Express, Inc.,
                      Roadway Corporation and Roadway Merger Corp., dated as of
                      May 29, 2001.

     3.1      *       Amended and Restated Certificate of Incorporation of
                      Roadway Corporation.

     3.2      *       Amended and Restated Bylaws of Roadway Corporation.

     3.3      *       Form of Specimen stock certificate.

    99.1      *       Press Release, dated May 30, 2001, issued by Roadway
                      Express, Inc. announcing the reorganization.

    99.2      *       Form of Letter to Stockholders dated May 30, 2001
                      describing the reorganization.





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*        Filed with this report.